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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)          January 25, 1999
                                                 -------------------------


                            SKANEATELES BANCORP, INC.
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                                                                  (Exact Name of
REGISTRANT AS SPECIFIED IN CHARTER)

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
         DELAWARE                                                                           16-1368745
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  (State or Other Jurisdiction                           (Commission                          (IRS Employer
        of Incorporation)                                File Number)                         Identification No.)
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33 E. GENESEE ST., SKANEATELES, NEW YORK                            13152
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code  (315) 685-2265
                                                   -----------------------------


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          (Former Name or Former Address, If Changed Since Last Report)


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ITEM 5.  PRESS RELEASE.

         On January 25, 1999 the Registrant issued the following joint press release:

         "BSB Bancorp (Nasdaq: BSBN) and Skaneateles Bancorp, Inc. (Nasdaq:
SKAN) today announced that they have entered into a definitive merger agreement for BSB Bancorp to acquire Skaneateles Bancorp, the holding company for Skaneateles Savings Bank, in a tax-free, stock-for-stock exchange.

         In the transaction, Skaneateles stockholders will receive .970 shares of BSB Bancorp stock for each share of Skaneateles stock. Based on BSB Bancorp's closing price on January 22, 1999, Skaneateles stockholders will receive $27.89 per share in BSB stock, for a total transaction value of approximately $41 million.

        Skaneateles Savings Bank is a New York-chartered savings bank headquartered in Skaneateles, New York, with 9 branches in the greater Syracuse area. At year end 1998, Skaneateles had total assets of approximately $276 million. Upon completion of the transaction, BSB Bancorp will have approximately $2.3 billion in assets.

         The acquisition is expected to contribute positively to BSB Bancorp's earnings per share in the first year. The purchase price is approximately 2.1 times Skaneateles' December 31, 1998, stated book value and 25.1 times Skaneateles' 1998 diluted earnings per share. The transaction will be accounted for as a pooling of interests.

         The definitive agreement, which has been approved by both companies' board of directors, is subject to approval by the Skaneateles shareholders and regulatory authorities. BSB Bancorp expects the transaction to close in Summer of 1999. Skaneateles Bancorp also granted an option of 19.9% of its outstanding stock to BSB Bancorp.

         "Our combination with Skaneateles represents an important growth opportunity for BSB Bancorp. Skaneateles' branch offices will greatly expand out presence in the Syracuse Area," said Alex S. DePersis, the President and Chief Executive Officer of BSB Bancorp. "Customers of BSB Bancorp and Skaneateles Savings Bank will benefit from the convenience of having a more extensive network of branches and ATMs, and Skaneateles Savings Bank customers will have access to a broader menu of financial services."

         John P. Driscoll, Chairman of the Board, President and Chief Executive Officer of Skaneateles, said of the merger, "Our companies share common business philosophies and a strong commitment to the communities we serve. The Skaneateles Board of Directors believes that the best long-term interests of our shareholders, customers and employees are served by the merger with BSB Bancorp. The merger increases our capacity to provide financial services to our customers, including expanded business and retail banking, and trust and investment services. Following the merger, Skaneateles customers will be able to transact business at all BSB Bank locations in the greater Syracuse and Binghamton areas."

         In the transaction, BSB was advised by its investment banker, Keefe, Buyette & Woods, Inc. and its special counsel, Hogan & Hartson L.L.P., Washington, D.C. Skaneateles was


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advised by investment banker McConnell, Budd & Downes, Inc. and counsel Harter,
Secrest & Emery, L.L.P.

        A leading New York-based financial institution, BSB Bancorp is the holding company for BSB Bank & Trust Company. BSB Bank & Trust Company has served the Binghamton community for 130 years, and offers full service business and retail banking. BSB Financial Services, BSB Bancorp's investment management subsidiary, offers a complete range of personalized investment services, including trust administration and investment services as well as securities, annuity and mutual fund sales, and other traditional investment/broker activities.

        Additional information has been prepared and is available by calling BSB Bancorp's Shareholder Relations Department at 607/779-2406.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               SKANEATELES BANCORP, INC.


Date:  January 26, 1999                 By:   /s/ J. Daniel Mohr
                                             ----------------------
                                            Name:    J. Daniel Mohr
                                            Title: Treasurer




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                                INDEX TO EXHIBITS


(1)     UNDERWRITING AGREEMENT

        Not Applicable.

(2)     PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR
        SUCCESSION

        Not Applicable.

(4)     INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
        INDENTURES

        Not Applicable.

(16)    LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

        Not Applicable.

(17)    LETTER RE DIRECTOR RESIGNATION

        Not Applicable.

(20)    OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

        Not Applicable.

(23)    CONSENTS OF EXPERTS AND COUNSEL

        Not Applicable.

(24)    POWER OF ATTORNEY

        Not Applicable.

(27)    FINANCIAL DATA SCHEDULE

        Not Applicable.

(99)    ADDITIONAL EXHIBITS

        None.